Exhibit 10.1

MARKETING REPRESENTATION AGREEMENT

This Agreement (the “Agreement”) is made this 25th day of August, 2005 (the “Effective Date”), by and among (i) Novoste Corporation, a Florida corporation with its principal place of business at 4350 International Boulevard, Norcross, Georgia 30093 (“Novoste”), (ii) Best Vascular, Inc., a Delaware corporation with its principal place of business at 7643 Fullerton Road, Springfield, Virginia 22153 (“Representative”), and (iii) Best Medical International, Inc., a Virginia corporation which is an affiliate of Representative, with its principal place of business at 7643 Fullerton Road, Springfield, Virginia 22153 (“BMI”), who, intending to be legally bound, hereby agree as follows:

1. INTRODUCTION

1.1. Novoste markets, promotes, sells, leases and distributes the Beta-Cath™ system, a hand-held device to deliver low-penetration radiation to the site of a treated blockage in a coronary artery to inhibit restenosis and associated catheters, radiation sources and other disposables (the “Products”).

1.2. Novoste wishes to engage Representative, in accordance with the terms of this Agreement, to market, demonstrate and solicit orders for the Products in the United States, Germany and Canada (the “Territory”).

1.3. Representative hereby accepts such appointment in accordance with the terms and conditions set forth herein.

1.4. As an inducement to Novoste to enter into this Agreement, BMI wishes to guarantee the full and faithful performance and observation by Representative of all agreements of Representative set forth in this Agreement.

1.5. Concurrently with the execution and delivery of this Agreement, Novoste, Representative and BMI are entering into an asset purchase agreement pursuant to which Novoste would transfer to Representative substantially all of the assets of Novoste’s VBT business and Representative would assume certain specified liabilities of Novoste’s VBT business, subject to the terms and conditions set forth therein (the “Asset Purchase Agreement”).

2. APPOINTMENT

Subject to the terms and conditions of this Agreement, Novoste hereby appoints Representative, and Representative agrees to serve, as a marketing representative in the Territory with authority to market and solicit orders for the Products in the Territory in accordance with Novoste’s current Product purchase order forms and terms and conditions, which are attached hereto as Exhibit 1. The parties acknowledge that Representative has been furnished with copies of the Novoste Product purchase order forms and terms and conditions that are in effect as of the Effective Date. From time to time in accordance with Representative’s requests, Novoste shall furnish Representative, at Novoste’s cost, with reasonable quantities of sales support materials which Novoste may have available. Representative’s obligations shall be as follows:

2.1. Authority. Representative shall present orders for the Products on Novoste’s standard agreements executed by prospective customers; provided, however, that all such orders shall be subject to acceptance by Novoste. Representative shall clearly communicate this acceptance requirement to all prospective customers.

2.2. Territory Limitation. Representative has no authority to, and shall not, market or solicit orders for the Products outside the Territory, and Representative shall immediately refer to Novoste any inquiries regarding the Products that Representative receives from or for any location outside the Territory.

2.3. Staff. At Representative’s request, Novoste will provide reasonable training at Novoste’s facility first listed above for appropriate members of Representative’s staff to enable them to market, sell, service and respond to routine inquiries regarding the Products. Such training shall be provided without charge; however, Representative shall be responsible for all travel-related expenses incurred by its trainees who participate in such training.

2.4. Marketing Expenses. All marketing activities for the Products shall be the sole responsibility of Representative, and Novoste shall not be obligated to incur any expenses for Product advertising, promotion or market development.

2.5. Trademark Restrictions. Representative acknowledges that the trademarks on the Products are owned or licensed by Novoste. Representative shall not make use of such marks except for the purpose of performing its obligations under this Agreement.

2.6. Order Fulfillment. Novoste shall be responsible for shipping and invoicing customers for any Product sold by Representative hereunder.

3. REGULATORY COMPLIANCE

3.1. Compliance with Laws. Each party shall (a) perform its obligations under this Agreement in a manner that complies with all applicable laws, statutes, ordinances and regulations that apply to its obligations under this Agreement, (b) obtain all required licenses, permits, authorizations and registrations, and (c) promptly notify the other party if it receives any notice or other allegation of non-compliance with any such law, statute, ordinance or regulation by any person which relates to its performance of its obligations hereunder.

3.2. Complaints Handling and Medical Device Reporting (MDRs). Representative shall forward to Novoste or its designee, within two (2) business days after its receipt by Representative, any Product complaint or notice of claimed or suspected Product defect received by Representative. Novoste or its designee is responsible for investigating any Product complaints or allegations of Product defects.

3.3. Promotional Materials, Labeling and Advertising. Novoste shall, at its cost and expense, provide Representative with sufficient promotional materials, labeling and advertising for use in promoting the Products. Novoste shall update such promotional materials, labeling and advertising when necessary or required by United States Food and Drug Administration. Representative shall use only the written promotional materials, labeling and advertising provided by Novoste and shall not make any oral statements or communications inconsistent with, or different from, such promotional materials, labeling and advertising or other written information authorized by Novoste to be provided to customers in any other form, including but not limited to customer contracts or order forms.

4. COMPENSATION

As compensation for services performed hereunder, during the term of this Agreement, Representative shall be entitled to receive a weekly fee of $25,000 (such weekly fee to be pro rated in the case of a partial week with respect to the commencement of the term and the expiration or termination of the term of this Agreement). Such compensation shall be payable on a weekly basis.

5. NO UNAUTHORIZED PRODUCT WARRANTIES

Novoste will honor all warranties given by it for the Products. Representative shall not make, or authorize any of its employees to make, any representation or warranty whatsoever other than Novoste’s warranties. EXCEPT AS PROVIDED HEREIN, NOVOSTE MAKES NO WARRANTIES TO REPRESENTATIVE OR BMI, EXPRESS OR IMPLIED, AS TO THE PERFORMANCE OF THE PRODUCTS, THEIR MERCHANTABILITY, OR THEIR FITNESS FOR ANY PARTICULAR PURPOSE.

6. INDEMNIFICATIONS

6.1. Novoste’s Indemnity. Novoste hereby agrees to indemnify, defend and hold Representative, BMI, their respective officers, directors, employees, successors and assigns, harmless from and against all costs, damages, losses, and expenses incurred by Representative or BMI in connection with any claim, demand, suit or cause of action by a third party alleging that (a) Representative’s marketing or solicitation of orders for the Products infringed any patent, copyright or other proprietary right of such third party, (b) any personal injury or death caused by a Product or (c) Novoste’s failure to comply with applicable regulatory requirements.

6.2. Representative’s Indemnity. Representative hereby agrees to indemnify, defend and hold Novoste, its officers, directors, employees, successors and assigns, harmless from and against all costs, damages, losses, and expenses incurred by Novoste in connection with any claim, demand, suit or cause of action by a third party that is attributable to (a) Representative’s failure to comply with applicable regulatory requirements or (b) unauthorized warranties given by Representative or BMI for the Products.

6.3. Responsibilities of the Parties. The indemnified party shall (a) notify the indemnifying party in writing of any claim, demand, suit or cause of action for which indemnification is requested within fifteen (15) days of receiving notice of such claim, demand, suit or cause of action, (b) permit the indemnifying party to control any negotiations or defense and assist the indemnifying party at the request and expense of the indemnifying party, and (c) take all reasonable steps to mitigate any potential damages that may result.

7. TERM AND TERMINATION

7.1. Term. The term of this Agreement shall be the period commencing on the Effective Date and expiring, unless sooner terminated in accordance with Section 7.2, upon the earliest of (a) the closing of the Asset Purchase Agreement, (b) the termination of the Asset Purchase Agreement in accordance with the terms thereof and (c) October 14, 2005.

7.2. Termination. This Agreement may be terminated by Novoste, on the one hand, or Representative and BMI, on the other hand, upon the expiration of fifteen (15) days after written notice of material breach hereunder, if the breaching party fails to cure its breach during such cure period.

7.3. Rights After Termination. Upon any termination or expiration of this Agreement, Representative shall immediately cease all use of Novoste’s trademarks and all demonstration and promotion of the Products. In addition, Representative shall promptly return to Novoste all demonstration samples of the Products and related marketing and other materials in Representative’s possession.

8. LIMITATION OF LIABILITY

8.1. No Consequential Damages. NEITHER NOVOSTE, ON THE ONE HAND, NOR REPRESENTATIVE AND BMI, ON THE OTHER HAND, WILL BE RESPONSIBLE FOR SPECIAL, INDIRECT, INCIDENTIAL, CONSEQUENTIAL OR SIMILAR DAMAGES (INCLUDING LOST PROFITS) THAT THE OTHER PARTY MAY INCUR OR EXPERIENCE IN CONNECTION WITH THIS AGREEMENT OR THE PRODUCTS, HOWEVER CAUSED AND UNDER WHATEVER THEORY OF LIABILITY, INCLUDING NEGLIGENCE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.2. Exceptions. Nothing in the Agreement shall be deemed to exclude or limit a party’s liability with respect to (a) death or personal or bodily injury arising as a result of any act or omission of such party, or (b) any indemnity given by such party in Section 6.

9. MISCELLANEOUS

9.1. Force Majeure. None of Novoste, Representative or BMI shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, sabotage of material or supplies or any other cause beyond the control of such party (“Force Majeure”), provided that such party gives the other party written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof.

9.2. Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, provided, however, that no assignment shall relieve the assignor of any of its obligations hereunder. This Agreement shall not be assigned by a party without the prior written consent of the other parties (such consent not to be unreasonably withheld or delayed).

9.3. Modification. This Agreement can only be modified by a written agreement duly signed by persons authorized to sign agreements on behalf of each of the parties.

9.4. Notices. All communications required to be sent or given under the Agreement will be in writing and will be duly given and effective upon confirmation of delivery if mailed by certified mail return receipt requested or sent via a nationally recognized overnight courier service as follows:

If to Novoste:

Novoste Corporation

4350 International Boulevard

Norcross, Georgia 30093

Attention: Alfred J. Novak, President and CEO

With a copy to:

Novoste Corporation

4350 International Boulevard

Norcross, Georgia 30093

Attention: Daniel G. Hall, Esq., General Counsel

If to Representative:

Best Vascular, Inc.

7643 Fullerton Road

Springfield, Virginia 22153

Attention: Krishnan Suthanthiran, President

With a copy to:

Best Medical International, Inc.

7643 Fullerton Road

Springfield, Virginia 22153

Attention: Shawn R. Weingast, Esq., General Counsel

If to BMI:

Best Medical International, Inc.

7643 Fullerton Road

Springfield, Virginia 22153

Attention: Krishnan Suthanthiran, President

With a copy to:

Best Medical International, Inc.

7643 Fullerton Road

Springfield, Virginia 22153

Attention: Shawn R. Weingast, Esq., General Counsel

9.5. Independent Contractors. Novoste, on the one hand, and Representative and BMI, on the other hand, shall be deemed to have the status of independent contractors, and nothing in this Agreement shall be deemed to place them in the relationship of employer-employee, principal-agent, or partners or joint venturers.

9.6. Governing Law. This Agreement shall be governed by the substantive laws of the State of Georgia, without regard to conflict-of-laws issues.

9.7. Survival. The provisions of Sections 6, 7.3, 8 and 9 shall survive termination and expiration of the Agreement.

9.8. Waiver. Any waiver of any right or default hereunder shall be effective only in the instance given and shall not operate as or imply a waiver of any similar right or default on any subsequent occasion.

9.9. Severability. No determination by a court of competent jurisdiction that any term or provision of this Agreement is invalid or otherwise unenforceable shall operate to invalidate or render unenforceable any other term or provision of this Agreement and all remaining provisions shall be enforced in accordance with their terms.

9.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

9.11. Titles and Captions. Section headings are used for convenience and shall not affect the interpretation or construction of any provision of this Agreement.

9.12. Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings, oral or written. Novoste understands and agrees that no representations as to the marketing of the Products are made by Representative other than as expressly stated in this Agreement.

9.13. Confidentiality. Representative and BMI will keep confidential and non-public any and all data and other information obtained from Novoste in the course of performing their obligations under this Agreement except to the limited extent necessary to perform their obligations under this Agreement.

9.14 Guaranty. (a) BMI, for itself and its successors in interest and assigns, hereby irrevocably and unconditionally guarantees the full and faithful performance and observation by Representative under this Agreement of all representations, warranties, covenants, conditions, indemnities and agreements set forth in this Agreement provided to be performed and observed by Representative. BMI does hereby waive notice of acceptance of this guaranty, notice of protest or compliance with the terms and provisions of this Agreement and notice of non-performance or non-observance hereof. Each default in payment or performance of any obligations hereunder shall give rise to a separate cause of action under this Section 9.14 and separate suits may be brought hereunder as each cause of action arises. Novoste agrees that prior to exercising any rights under this Section 9.14, Novoste shall use Commercially Reasonable Efforts (as defined in the Asset Purchase Agreement) to collect or enforce the guaranteed obligation from or against Representative for a period of sixty (60) days; it being understood that following the expiration of such sixty (60) day period, Novoste shall be free to exercise any and all of its rights against BMI pursuant to this Section 9.14.

(b) The obligations of BMI hereunder shall not be affected by or contingent upon (i) the liquidation or dissolution of, or the merger or consolidation of Representative with or into any entity, or any sale or transfer by Representative of all or any part of its property or assets, (ii) the bankruptcy, receivership, insolvency, reorganization or similar proceedings involving or affecting Representative or any surviving person of any such merger or consolidation, (iii) any modification, alteration, amendment or addition of or to this Agreement, or (iv) any disability of Representative or any other person and any other circumstance whatsoever (with or without notice to or knowledge of BMI) which may or might in any manner or to any extent vary the risks of BMI or might otherwise constitute a legal or equitable discharge of a surety or a guarantor or otherwise.

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Accepted and agreed to by the parties by their duly authorized representatives as of the date first set forth above.

NOVOSTE CORPORATION		BEST VASCULAR, INC.

By:	/s/ Alfred J. Novak	By:	/s/ Krishnan Suthanthiran
Title:	President and Chief Executive Officer	Title:	President
Date:	August 25, 2005	Date:	August 25, 2005

BEST MEDICAL INTERNATIONAL, INC.

By:	/s/ Krishnan Suthanthiran
Title:	President
Date:	August 25, 2005